UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 26, 2005 (January 25, 2005)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave,
Anchorage, Alaska 99503

(Address of principal executive offices)

Registrant’s telephone number, including area code   (907) 297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2005, Alaska Communications Systems Group, Inc. (the “Company”), Alaska Communications Systems Holdings, Inc. (“ACSH”), a wholly owned subsidiary of the Company, and substantially all of ACSH’s domestic subsidiaries, entered into two supplemental indentures.

One of the supplemental indentures (the “Senior Notes Supplemental Indenture”) amends and supplements the Indenture, dated as of August 26, 2003 by and among the Company, ACSH, the other guarantors named therein, and The Bank of New York, as trustee (the “Senior Notes Indenture”), pursuant to which ACSH’s 9 7/8% Senior Notes due 2011 (the “ACSH Senior Notes”) were issued.  If the Senior Notes Supplemental Indenture becomes operative, it will modify certain restrictive covenants contained in the Senior Notes Indenture:  (x) to permit ACSH to increase the amount of its outstanding senior secured debt, and (y) to restrict ACSH’s ability to make restricted payments if specified senior leverage ratios are exceeded.  The proposed amendments to the Senior Notes Indenture will not become operative until the earlier to occur of (x) the date the payment is made on the tendered Senior Notes and (y) the date on which the Company delivers a written, irrevocable notice to the depositary that all conditions to the Senior Notes tender offer have been waived or satisfied and it shall not amend, extend or terminate the Senior Notes tender offer and shall consummate the Senior Notes tender offer at the expiration time in effect on such date.  A copy of the Senior Notes Supplemental Indenture is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

The other supplemental indenture (the “Senior Subordinated Notes Supplemental Indenture”) amends and supplements the Indenture, dated as of May 14, 1999 by and among the Company, ACSH, the other guarantors named therein, and The Bank of New York, as trustee (the “Senior Subordinated Notes Indenture”), pursuant to which ACSH’s 9 3/8% Senior Subordinated Notes due 2009 (the “Senior Subordinated Notes”) were issued.  If the Senior Subordinated Notes Supplemental Indenture becomes operative, it would eliminate substantially all of the restrictive covenants and certain of the event of default provisions contained in the Senior Subordinated Notes Indenture, and certain other provisions contained in the Senior Subordinated Notes Indenture would be modified or eliminated. The proposed amendments to the Senior Subordinated Notes Indenture will not become operative until the Senior Subordinated Notes are accepted for purchase by ACSH after the expiration of the Senior Subordinated Notes tender offer and payment in exchange for the tendered Senior Subordinated Notes.  A copy of the Senior Subordinated Notes Supplemental Indenture is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

ITEM 3.03       MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 8.01       OTHER EVENTS

On January 26, 2005, the Company issued a press release, announcing the results of the previously announced consent solicitations by ACSH with respect to the ACSH Senior Notes and the ACSH Senior Subordinated Notes as part of the Company’s previously announced refinancing plan.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1	Supplemental Indenture, dated January 25, 2005, among the Company, Alaska Communications Systems Holdings, Inc., the guarantors party thereto and The Bank of New York, as trustee

10.2	Supplemental Indenture, dated January 25, 2005, among the Company, Alaska Communications Systems Holdings, Inc., the guarantors party thereto and The Bank of New York, as trustee

99.1	Alaska Communications Systems Group, Inc. Press Release dated January 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Date: January 25, 2005	By:	/s/ Leonard A. Steinberg
Name: Leonard A. Steinberg
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplemental Indenture, dated January 25, 2005, among the Company, Alaska Communications Systems Holdings, Inc., the guarantors party thereto and The Bank of New York, as trustee

10.2	Supplemental Indenture, dated January 25, 2005, among the Company, Alaska Communications Systems Holdings, Inc., the guarantors party thereto and The Bank of New York, as trustee

99.1	Alaska Communications Systems Group, Inc. Press Release dated January 26, 2005